EXHIBIT 23.1

Consent Of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of

UMH Properties, Inc.

We consent to the incorporation by reference in the registration statement on Form S-8 (File No. 333-282918) of UMH Properties, Inc. and subsidiaries of our report dated June 26, 2026 relating to the financial statements and supplemental schedule of the UMH Properties, Inc. 401(k) Plan, which appears in this Annual Report on Form 11-K.

/s/ PKF O’Connor Davies, LLP

June 26, 2026

New York, New York

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